                                                                    EXHIBIT 99.1

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Virginia Gas Storage Company:

We have audited the accompanying balance sheets of Virginia Gas Storage Company as of December 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virginia Gas Storage Company as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Richmond, Virginia
March 7, 1997

                          VIRGINIA GAS STORAGE COMPANY

                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1995

                                     ASSETS


                                                                                        1996            1995
                                                                                    -------------  --------------
 CURRENT ASSETS:
   Cash                                                                               $   148,619     $   297,486
   Accounts receivable                                                                  1,233,227         929,087
   Notes receivable                                                                       570,000          70,000
   Other current assets                                                                    85,369          63,016
                                                                                    -------------  --------------
     Total current assets                                                               2,037,215       1,359,589
 PROPERTY AND EQUIPMENT, net                                                           13,323,883       9,499,382
 NOTES RECEIVABLE                                                                          -            1,720,000
 OTHER ASSETS                                                                             956,099         933,788
                                                                                    -------------  --------------
 Total assets                                                                         $16,317,197     $13,512,759
                                                                                    =============  ==============
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
    Current portion of long-term debt                                                 $   104,915     $   116,633
    Accounts payable                                                                    2,193,010       1,100,419
    Other current liabilities                                                             108,929         167,619
                                                                                    -------------  --------------
                  Total current liabilities                                             2,406,854       1,384,671
 LONG-TERM DEBT                                                                         6,386,212       5,992,171
 DEFERRED INCOME TAXES                                                                    551,686         339,210
                                                                                    -------------  --------------
                  Total liabilities                                                     9,344,752       7,716,052
                                                                                    -------------  --------------
 STOCKHOLDERS' EQUITY:
    Common stock - no par value, 50,000 shares authorized, 38,200
        shares issued and outstanding                                                   5,640,000       5,640,000
    Retained earnings                                                                   1,332,445         656,707
    Note receivable from shareholder                                                      -              (500,000)
                                                                                    -------------  --------------
                  Total stockholders' equity                                            6,972,445       5,796,707
                                                                                    -------------  --------------
                  Total liabilities and stockholders' equity                          $16,317,197     $13,512,759
                                                                                    =============  ==============





            The accompanying notes are an integral part of these balance sheets.

                          VIRGINIA GAS STORAGE COMPANY


                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995



                                                                                       1996           1995
                                                                                    -----------   -------------
 REVENUE:
    Operating revenue                                                                $3,831,224     $2,696,594
    Interest and other income                                                           154,220         82,454
                                                                                    -----------   -------------
                                                                                      3,985,444      2,779,048
                                                                                    -----------   -------------
 EXPENSES:
    Production expenses                                                                 222,808        277,167
    Purchased gas expense                                                               974,277        680,857
    Operation and maintenance expense                                                   374,579        294,249
    Depreciation, depletion, and amortization                                           416,699        308,039
    General and administrative                                                          700,296        356,979
                                                                                    -----------   -------------
                                                                                      2,688,659      1,917,291
                                                                                    -----------   -------------
 OTHER EXPENSE:
    Interest                                                                            272,941        115,010
                                                                                    -----------   -------------
 INCOME BEFORE INCOME TAXES                                                           1,023,844        746,747
 PROVISION FOR INCOME TAXES                                                             348,106        261,364
                                                                                    -----------   -------------
 NET INCOME                                                                          $  675,738     $  485,383
                                                                                    ===========   =============
 VIRGINIA GAS COMPANY'S EQUITY IN VIRGINIA GAS STORAGE COMPANY'S
    EARNINGS                                                                         $  337,869     $  242,692
                                                                                    ===========   =============





      The accompanying notes are an integral part of these financial statements.

                          VIRGINIA GAS STORAGE COMPANY


                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995




                                                                                      COMMON             RETAINED
                                                                                       STOCK             EARNINGS
                                                                                    -------------     ------------
 BALANCE, December 31, 1994                                                           $ 2,000,000      $   171,324
    Issuance of 18,200 shares                                                           3,640,000           -
    Net income                                                                              -              485,383
                                                                                    -------------     ------------
 BALANCE, December 31, 1995                                                             5,640,000          656,707
    Net income                                                                              -              675,738
                                                                                    -------------     ------------
 BALANCE, December 31, 1996                                                           $ 5,640,000      $ 1,332,445
                                                                                    =============     ============





      The accompanying notes are an integral part of these financial statements.

                          VIRGINIA GAS STORAGE COMPANY


                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                                                        1996             1995
                                                                                    -----------      ------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                      $   675,738      $   485,383
    Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation, depletion, and amortization                                     416,699          308,039
          Deferred income taxes                                                         212,476          139,214
          Increase in accounts receivable                                              (304,140)        (194,420)
          Increase in other current assets                                              (22,353)         (50,441)
          Increase in other assets                                                      (37,981)         (31,946)
          Increase in accounts payable                                                1,092,591           64,109
          Decrease in other current liabilities                                         (58,690)         (27,763)
                                                                                    -----------      -----------
                  Net cash provided by operating activities                           1,974,340          692,175
                                                                                    -----------      -----------
 CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                             (4,225,530)      (2,870,185)
    Payments received on affiliated company notes receivable                          1,720,000          100,000
                                                                                    -----------      -----------
                  Net cash used in investing activities                              (2,505,530)      (2,770,185)
                                                                                    -----------      -----------
 CASH FLOWS FROM FINANCING ACTIVITIES:
    Payment of loan principal                                                          (117,677)         (23,006)
    Proceeds from new loans                                                             500,000        1,342,697
    Proceeds from issuance of common stock                                               -               500,000
    Payment of financing issuance costs                                                  -               (42,131)
    Establishment of financing reserve funds                                             -               (75,843)
                                                                                    -----------      -----------
                  Net cash provided by financing activities                             382,323        1,701,717
                                                                                    -----------      -----------
 NET DECREASE IN CASH                                                                  (148,867)        (376,293)
 CASH, beginning of year                                                                297,486          673,779
                                                                                    -----------      -----------
 CASH, end of year                                                                  $   148,619      $   297,486
                                                                                    ===========      ===========
 SUPPLEMENTAL DISCLOSURE:
    Interest paid                                                                   $   606,505      $   450,501
                                                                                    ===========      ===========
    Income taxes paid                                                               $   159,024      $   123,349
                                                                                    ===========      ===========





      The accompanying notes are an integral part of these financial statements.

                          VIRGINIA GAS STORAGE COMPANY


                         NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1996 AND 1995



  1.     DESCRIPTION OF OPERATIONS:

Virginia Gas Storage Company (the "Company") was organized in 1992 under the laws of the Commonwealth of Virginia. The Company is 50 percent owned by Virginia Gas Company ("VGC") and 50 percent owned by a private investor. The primary business of the Company is to develop and operate natural gas storage and transmission facilities.

The Company's operations are subject to certain risks and uncertainties including, among others, the adequacy of future financing, the need for additional capital, dependence on major customers, and current and potential competitors with greater financial and marketing resources.

  2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes gas sales and transmission revenues upon delivery of gas to the common pipeline carrier. Storage revenues are recognized evenly throughout the contract terms with injection and withdrawal revenues recognized as natural gas is injected or withdrawn from the storage facility.

During the year ended December 31, 1995, the Company revised its method of recording certain revenue. Prior to 1995, recognition of transmission revenues was deferred for three months after the actual transmission of natural gas had occurred, primarily to match the recognition of revenues with the period these revenues were distributed to the working interest owners. The policy revision to record revenues on a current basis reflects the Company's ability to estimate its net revenues on a current basis. This change is reflected on a prospective basis beginning in January 1995 and results in 15 months of transmission revenues being recognized in 1995. The effect of this change was to increase revenue and net income by $110,000 and $43,000, respectively, for the year ended December 31, 1995.

PROPERTY AND EQUIPMENT

All direct and indirect costs relating to property acquisition, development costs and support equipment and facilities are capitalized as the properties are obtained or the facilities are placed into service. The Company provides for depreciation of property and equipment using the straight-line method over estimated useful lives ranging from 5 to 30 years.

CAPITALIZED INTEREST

The Company capitalizes interest on expenditures for significant projects while activities are in progress to bring the assets to their intended use. Interest capitalized totaled $283,564 and $317,312 for the years ended December 31, 1996 and 1995, respectively.

OTHER ASSETS

In conjunction with the 1995 issuance of the Buchanan County and the 1994 issuance of the Russell County and Buchanan County, Virginia, Natural Gas Facilities Revenue Bonds by the Industrial Development Authorities of the respective counties, reserve funds have been established by the trustee for each issuance. Amounts in the reserve funds will be used to make payments of principal and interest, whether at maturity, by acceleration, call for redemption, or otherwise, where trust funds accumulated by scheduled Company payments are insufficient to satisfy bond requirements. Such amounts are invested in debt securities issued by the U.S. Treasury and other U.S. government corporations and agencies. The Company records these investments at cost and recognizes related interest as earned. The carrying value of investments approximates market value.

Costs incurred in conjunction with financing transactions are amortized on a basis that approximates the effective interest method.

INCOME TAXES

Income taxes are accounted for using the asset-and-liability method. Under the asset-and-liability method, deferred income taxes reflect the temporary differences between assets and liabilities recognized for financial reporting purposes and amounts recognized for tax purposes.

  3.     ACCOUNTS RECEIVABLE:

                                                                          1996          1995
                                                                       -----------     ---------
 Trade receivables                                                     $   618,275     $ 500,531
 Receivables from affiliated companies                                     469,656       202,524
 Pipeline operating expenses                                                54,944        58,919
 Joint-interest receivables                                                 90,249        91,530
 Other                                                                         103        75,583
                                                                       -----------     ---------
                                                                        $1,233,227     $ 929,087
                                                                       ===========     =========

  4.     NOTES RECEIVABLE:

                                                                                         1996            1995
                                                                                    --------------     -----------
 Notes receivable from Virginia Gas Company; interest receivable at
    8%; principal received as consideration for the issuance of
    common shares, due 1997.                                                        $       -          $ 1,720,000
 Note receivable from shareholder; interest receivable at 8%;
    principal received as consideration for the issuance of common shares.  The note receivable from shareholder was collected in
    March 1997.                                                                            500,000         -

 Note receivable from Virginia Gas Exploration Company; interest
    receivable at 8%; principal balance due 1997.                                           70,000           70,000
                                                                                    --------------      -----------
                                                                                           570,000        1,790,000
 Less- Current portion                                                                    (570,000)         (70,000)
                                                                                    --------------      -----------
                                                                                       $     -          $ 1,720,000
                                                                                    ==============      ===========

  5.     PROPERTY AND EQUIPMENT:

                                                                        1996             1995
                                                                   -----------       -------------
 Storage properties                                                $12,095,480        $  7,903,561
 Pipelines                                                           2,026,091           2,022,786
 Vehicles                                                              133,742             129,311
 Office equipment                                                       63,335              24,298
 Wells and pipelines in progress                                        68,832              81,994
                                                                   -----------       -------------
                                                                    14,387,480          10,161,950
 Less- Accumulated depreciation, depletion,
    and amortization                                                (1,063,597)           (662,568)
                                                                   -----------       -------------
                                                                   $13,323,883        $  9,499,382
                                                                   ===========       ============-

  6.     OTHER ASSETS:

                                                                          1996          1995
                                                                       -----------    ----------
 Restricted cash and investments - reserve funds                        $  582,233    $  547,394
 Deferred debt issuance costs                                              365,707       380,874
 Other                                                                       8,159         5,520
                                                                       -----------    ----------
                                                                        $  956,099    $  933,788
                                                                       ===========    ==========

  7.     ACCOUNTS PAYABLE:

                                                                          1996          1995
                                                                       -----------    ----------
 Trade payables                                                         $1,827,867    $  683,747
 Payable to affiliated companies                                           365,143       416,672
                                                                       -----------    ----------
                                                                        $2,193,010    $1,100,419
                                                                       ===========    ==========

  8.     OTHER CURRENT LIABILITIES:

                                                                          1996          1995
                                                                       -----------    ----------
 Amounts due affiliated companies                                          $46,255     $  95,548
 Funds held for future distribution                                          8,120        31,444
 Income taxes payable                                                       17,569        39,024
 Other                                                                      36,985         1,603
                                                                       -----------    ----------
                                                                          $108,929      $167,619
                                                                       ===========    ==========

  9.     LONG-TERM DEBT:

                                                                                            1996               1995
                                                                                        -----------        -----------
 Note payable to Virginia Gas Company; interest payable at 8.88%;
    principal payable in maturities of $12,000 to $241,000 from 1995
    to 2017.                                                                            $ 2,567,837         $2,642,810
 Note payable to Virginia Gas Company; interest payable at 7.35%;
    principal payable in maturities of $13,000 to $77,000 from 1996
    to 2023.                                                                              1,018,579          1,030,603
 Notes payable to Virginia Gas Distribution Company; interest payable at 9%; principal payable in maturities of $1,000 to $91,000 from
    1999 to 2020.                                                                         1,000,000            500,000
 Note payable to Virginia Gas Company; interest payable at 9%;
    principal payable in maturities of $1,000 to $77,000 from 1999 to
    2020.                                                                                   842,697            842,697
 Notes payable to Virginia Gas Distribution Company; interest payable at 8.88%; principal payable in maturities of $3,000 to $53,000
    from 1995 to 2017.                                                                      568,557            585,157
 Notes payable to Virginia Gas Distribution Company; interest payable at 7.35%; principal payable in maturities of $6,000 to $36,000
    from 1996 to 2023.                                                                      470,798            476,356
 Notes payable through 1999 with interest from 8.0% to 12.75%;
    secured by assets with a book value of $21,567 as of December 31,
    1996.                                                                                    22,659             31,181
                                                                                        ------------       -----------
                                                                                          6,491,127          6,108,804
 Less- Current portion                                                                     (104,915)          (116,633)
                                                                                        ------------       -----------
  Long-term debt                                                                        $ 6,386,212         $5,992,171
                                                                                        ============       ============

In December 1995, the Industrial Development Authority of Buchanan County, Virginia (the "Buchanan County Authority"), issued its Senior Subordinated Natural Gas Facilities Revenue Bonds Series 1995 with principal of $3,750,000. A portion ($842,697) of the proceeds was allocated to the Company by VGC which was used by the Company to construct natural gas storage facilities to support natural gas distribution facilities owned by Virginia Gas Distribution Company.

In January 1994, the Industrial Development Authority of Russell County, Virginia (the "Russell County Authority"), issued its Natural Gas Revenue Bond Series A and B with combined principal of $3,000,000. A portion ($1,330,000) of the proceeds was allocated to the Company by VGC which was used by the Company to construct natural gas storage and gathering facilities to support natural gas distribution facilities owned by Virginia Gas Distribution Company.

In November 1994, the Buchanan County Authority issued its Natural Gas Revenue Bond Series A with principal of $4,250,000. A portion ($2,655,306) of the proceeds was allocated to the Company by VGC which was used by the Company to construct natural gas storage and gathering facilities to support natural gas distribution facilities owned by Virginia Gas Distribution Company.

As of December 31, 1996, principal payments on long-term debt for the next five years are as follows:

 1997                                                                                   $  104,915
 1998                                                                                      109,450
 1999                                                                                      132,363
 2000                                                                                       89,441
 2001                                                                                      143,117

10. SALES TO MAJOR CUSTOMERS:

One of the Company's customers accounted for 12 percent and 20 percent while another customer accounted for 45 percent and 29 percent, respectively, of operating revenue for the years ended December 31, 1996 and 1995. One customer accounted for 10 percent of 1996 operating revenue while another customer accounted for 12 percent of 1995 operating revenue.

11. COMMITMENTS:

Certain of the Company's leases require the Company to pay minimum rentals. The aggregate minimum rental payments on leases for the next five years are as follows:

 1997                                                                                  $  91,523
 1998                                                                                     91,523
 1999                                                                                     62,373
 2000                                                                                     59,723
 2001                                                                                     59,723

12. INCOME TAXES:

The components of the provision for income taxes are as follows:

                                                                              1996         1995
                                                                           ----------    ---------
 Current:
    Federal                                                                  $135,630     $108,482
    State                                                                       -           13,668
                                                                           ----------    ---------
                                                                              135,630      122,150
                                                                           ----------    ---------
 Deferred:
    Federal                                                                   212,476      139,214
    State                                                                       -             -
                                                                           ----------    ---------
                                                                              212,476      139,214
                                                                           ----------    ---------
                                                                             $348,106     $261,364
                                                                           ==========    =========

The components of deferred tax assets and liabilities are as follows:

                                                                              1996         1995
                                                                           ----------    ---------
 Deferred tax assets:
    Minimum tax credit carryforwards                                         $  4,656     $ 62,388
                                                                           ----------    ---------
 Deferred tax liabilities:
    Capital assets                                                            556,342      401,598
                                                                           ----------    ---------
           Net deferred tax liabilities                                      $551,686     $339,210
                                                                           ==========    =========

The Company has no valuation allowances as of December 31, 1996 and 1995, and there were no changes in the valuation allowance during the years then ended.

A reconciliation of the tax provision at the statutory Federal income tax rate and the Company's actual provision for income tax is as follows:

                                                                               1996           1995
                                                                           ----------      ---------
 Tax at statutory rate of 34%                                                $348,106       $253,894
 State income taxes, less Federal benefit                                      -              10,961
 Other, net                                                                    -              (3,491)
                                                                           ----------      ---------
                                                                             $348,106       $261,364
                                                                           ==========      =========

13. RELATED-PARTY TRANSACTIONS:

With the exception of sales and storage fees charged to outside third parties, a significant portion of the Company's transactions is with VGC and affiliated companies.

VGC provides certain general and administrative services for the Company.
These services include professional services, insurance coverage and administrative services (with associated costs). Accordingly, management fees of $105,000 and $180,000 have been charged to the Company by VGC for the years ended December 31, 1996 and 1995, respectively. Other transactions with affiliated companies includes purchases of natural gas, natural gas storage and technical services provided for and by affiliated companies.

14. SUBSEQUENT EVENT:

In February 1997, the Russell County Authority issued its Natural Gas Facilities Revenue Bonds Series 1997 with principal of $9,100,000. A portion ($1,000,000) of the proceeds was loaned to the Company by an affiliated company which will be used to construct natural gas storage facilities. The bonds bear interest at 9.5 percent and will mature in February 2017. Principal payments of $30,200 to $123,000 are due from 2003 to 2017.